UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 20, 2008
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Date of Report
(Date of Earliest Event Reported)

IMAGING DIAGNOSTIC SYSTEMS, INC.

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(Exact name of registrant as specified in its charter)

Florida	0-26028	22-2671269

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

5307 NW 35th TERRACE
FORT LAUDERDALE, FL 33309
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(Address of principal executive offices)

(954) 581-9800
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(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 20, 2008, Imaging Diagnostic Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement with two unaffiliated third parties, Whalehaven Capital Fund Limited (“Whalehaven”) and Alpha Capital Anstalt (“Alpha”), relating to a private placement (the “Private Placement”) of $400,000 in principal amount of one-year 8% Senior Secured Convertible Debentures (the “Debentures”).  The Company is required to file a Registration Statement covering the shares of common stock underlying the Debentures, including any shares payable as interest, pursuant to the terms of a Registration Rights Agreement dated November 20, 2008, between the Company and Whalehaven and Alpha promptly following the Company’s annual meeting of shareholders, scheduled for December 29, 2008, provided that at the meeting the shareholders’ vote to approve an amendment to Company’s articles of incorporation to increase the authorized shares from 450,000,000 to 950,000,000 (the “Amendment”).  The Company will use commercially reasonable efforts to cause a Registration Statement to be declared effective as promptly as practicable and no later than 75 days after filing.  In the case of a review by the Securities and Exchange Commission the effectiveness date deadline is 120 days.  In the absence of timely filing or effectiveness, the Company would be subject to customary liquidated damages.

The Private Placement generated gross proceeds of $368,000 after payment of an 8% placement agent fee but before other expenses associated with the transaction.

Prior to maturity, the Debentures will bear interest at the rate of 8% per annum, payable quarterly in cash or, at the Company’s option, in shares of common stock based on the then-existing market price.

The Debentures may be converted in whole or in part at the option of the holder any time after the shareholders have voted to approve the Amendment at the lesser of (i) $.033 (the closing price of the shares on the closing date) or (ii) 80% of the 3 lowest bid prices during the 10 consecutive trading days immediately preceding a conversion date; provided, however, that the Conversion Price shall in no event be less than $0.013.

After the effectiveness of the Registration Statement, the Company may redeem for cash, upon written notice, any and all of the outstanding Debentures at a 25% premium of the principal amount plus accrued and unpaid interest on the Debentures to be redeemed.

The Company’s obligations under the Agreement provide that the Debentures are secured by a pledge of substantially all of the Company’s assets pursuant to a Security Agreement dated November 20, 2008 between the Company and Whalehaven and Alpha.  This security interest is pari passu with the security interest granted to Whalehaven on August 1, 2008, in connection with the Company’s sale of a $400,000 debenture to Whalehaven on comparable terms.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01   Financial Statements and Exhibits

(c) Exhibits

10.93	Securities Purchase Agreement by and between Imaging Diagnostic Systems, Inc. and Whalehaven Capital Fund Limited and Alpha Capital Anstalt dated November 20, 2008.
10.94	Form of 8% Senior Secured Convertible Debenture, Exhibit A
10.95	Registration Rights Agreement, Exhibit B
10.96	Form of Legal Opinion, Exhibit D
10.97	Security Agreement, Exhibit E

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING DIAGNOSTIC SYSTEMS, INC.

Dated:  November 26, 2008

/s/ Allan L. Schwartz

By: Allan L. Schwartz
Executive Vice President and
Chief Financial Officer